                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CONNECTICUT WATER SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             STATE OF CONNECTICUT                                   06-0739839
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                93 WEST MAIN STREET, CLINTON, CONNECTICUT 06413
                                 (203) 669-8636
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                BERTRAM L. LENZ
                           VICE PRESIDENT -- FINANCE
                              93 WEST MAIN STREET
                           CLINTON, CONNECTICUT 06413
                                 (203) 669-8636
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     It is also respectfully requested that the Commission send copies of all notices, orders and communications to:

                           MICHAEL F. HALLORAN, ESQ.
                              DAY, BERRY & HOWARD
                                   CITYPLACE
                          HARTFORD, CONNECTICUT 06103
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time following the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

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
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                                                          PROPOSED         PROPOSED
                                         AMOUNT           MAXIMUM          MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF             TO BE        OFFERING PRICE     AGGREGATE     REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED        PER UNIT*     OFFERING PRICE*      FEE*

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
Common Stock (without par value)      800,000 Shares      $ 25.375       $ 20,300,000    $ 7,000.00
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

* Pursuant to Rule 457(c) the registration fee has been calculated on the basis of $25.375 per share, which equals the average of closing bid and asked prices of the Common Stock of the Company on April 19, 1994 in the over-the-counter market according to NASDAQ.
                            ------------------------

     PURSUANT TO RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS A PART OF THIS REGISTRATION STATEMENT RELATES TO SHARES OF COMMON STOCK OF THE COMPANY COVERED BY REGISTRATION STATEMENTS NOS. 2-74938, 2-92822, 2-97468 AND 33-6187 FOR ISSUE UNDER THE COMPANY'S DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                             CROSS-REFERENCE SHEET

                                                                     PROSPECTUS CAPTION OR
                    FORM S-3 ITEM NO. AND CAPTION                          LOCATION
      ---------------------------------------------------------  -----------------------------
  1.  Forepart of Registration Statement and Outside Front
      Cover Page of Prospectus.................................  Outside Front Cover Page of
                                                                 Prospectus
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus...............................................  Inside Front Cover Page and
                                                                 Outside Back Cover Page
  3.  Summary Information, Risk Factors and Ratio of Earnings
      to Fixed Charges.........................................  Not Applicable
  4.  Use of Proceeds..........................................  Use of Proceeds
  5.  Determination of Offering Price..........................  Description of the Plan
  6.  Dilution.................................................  Not Applicable
  7.  Selling Security Holders.................................  Not Applicable
  8.  Plan of Distribution.....................................  Description of the Plan
  9.  Description of Securities to be Registered...............  Documents Incorporated by
                                                                 Reference
 10.  Interests of Named Experts and Counsel...................  Not Applicable
 11.  Material Changes.........................................  Not Applicable
 12.  Incorporation of Certain Information by Reference........  Documents Incorporated by
                                                                 Reference
 13.  Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities...............................  Part II, Item 17

PROSPECTUS

                        CONNECTICUT WATER SERVICE, INC.
                                                                      [CWS LOGO]

                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

     The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Connecticut Water Service, Inc. (the "Company") provides the Company's stockholders and customers of the Company's subsidiary, The Connecticut Water Company ("CWC") who reside in Connecticut with

                        AUTOMATIC DIVIDEND REINVESTMENT

of all or a percentage of dividends on Common Stock of the Company in additional Common Stock and

                      INVESTMENT OF OPTIONAL CASH PAYMENTS

of an aggregate from $100 to $10,000 per quarter in Common Stock of the Company.

     Participants pay NO brokerage commission or service charge upon the purchase of shares.

     The purchase price for shares purchased with reinvested dividends will be 95% of the average closing price of the Company's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System on the last five trading days ending with, and including, the day the Common Stock is purchased for the Participants' accounts. The purchase price for shares purchased with optional cash payments will be 100% of such average market price.

     Participants may also deposit stock certificates with the Plan's Agent for safekeeping.

     This Prospectus relates to 1,500,000 authorized shares of Common Stock of the Company registered for purchase under the Plan (of which 919,436 were unissued as of December 31, 1993). It is suggested that this Prospectus be retained for future reference.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              THE DATE OF THIS PROSPECTUS IS               , 1994

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................    3
THE COMPANY.............................................................................    4
DESCRIPTION OF THE PLAN.................................................................    4
     Purpose............................................................................    4
     Advantages.........................................................................    4
     Administration.....................................................................    5
     Eligibility........................................................................    5
     Participation......................................................................    6
     Purchases..........................................................................    8
     Optional Cash Payments and Initial Investments.....................................    8
     Safekeeping........................................................................   10
     Reports to Participants............................................................   10
     Dividends..........................................................................   11
     IRA Accounts.......................................................................   11
     Certificates for Shares............................................................   11
     Withdrawal.........................................................................   12
     Other Information..................................................................   13
USE OF PROCEEDS.........................................................................   16
LEGAL OPINION...........................................................................   16
EXPERTS.................................................................................   16

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE OF THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Certain information concerning the Company's directors and officers and their remuneration, the principal holders of securities of the Company and with respect to interests of management and others in transactions with the Company, has been disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in Chicago (Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661) and New York (Public Reference Room, 13th Floor, 7 World Trade Center, New York, NY 10048). Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Securities and Exchange Commission:

          1. The Company's latest Annual Report on Form 10-K filed pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act");

          2. The Company's Quarterly Reports on Form 10-Q filed pursuant to
             Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to in 1. above;

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to in 1. above; and

          4. The description of the Company's Capital Stock contained in the Company's Registration Statement No. 33-36794 on Form S-2 filed under the Securities Act of 1933.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the additional shares of Common Stock offered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any more recent incorporated document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     The Company hereby undertakes to provide without charge to each stockholder to whom a copy of the Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents described above which are or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to the attention of Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut, 06413, telephone (203) 669-8630, Extension 330.

                                  THE COMPANY

     Connecticut Water Service, Inc. (the "Company") is the parent company of The Connecticut Water Company ("CWC") which provides water for residential, commercial, industrial, municipal and fire protection purposes in various areas in the State of Connecticut through three operating regions. The Company and CWC represent the second largest investor-owned water system in Connecticut in terms of operating revenue and utility plant investment.

     The Company was organized in 1956 as Suburban Water Service, Inc. and has engaged in the business of acquiring and operating water companies through controlling stock ownership. In 1975, the Company changed its name to Connecticut Water Service, Inc., after acquiring all of the outstanding common stock of CWC. The Company is a non-operating company substantially all of whose income is derived from the earnings on the common stock of CWC. CWC's debt and preferred stock are held primarily by institutional investors.

     The profitability of the operations of the water utility industry generally and of CWC (and hence the Company) is largely dependent on the timeliness and adequacy of rate relief allowed by utility regulatory commissions. In addition, profitability is dependent on numerous factors over which CWC has little or no control, such as the quantity of rainfall and temperature in a given period of time, industrial demand, prevailing rates of interest for short and long-term borrowings, energy rates, wages, and compliance with environmental and water quality regulations. In addition, inflation and other factors beyond the Company's or CWC's control impact on the costs of construction, materials and employee costs. See "Rates," "Financing" and "Regulation" under "Item 1. Business" in the Company's latest Annual Report on Form 10-K filed pursuant to
Section 13(a) of the 1934 Act.

     The Company's principal office is located at 93 West Main Street, Clinton, Connecticut 06413 and its telephone is (203) 669-8636.

                            DESCRIPTION OF THE PLAN

     The following description of the terms and conditions of the Plan is set forth for your convenience in a question and answer form.

PURPOSE

     1.  What is the purpose of the Plan?

     The Plan provides holders of record of the Company's Common Stock ("Common Stock") and customers of CWC who reside in Connecticut with a simple and convenient method of purchasing shares of Common Stock and either investing cash dividends, or investing cash dividends and optional cash payments, in additional shares of Common Stock without payment of any brokerage commission. Participants may also deposit stock certificates with the Plan's Agent for safekeeping. Since such additional shares will be purchased from the Company and not in the open market, the Company will receive additional equity funds needed for CWC's construction program and for the Company's general corporate purposes.

ADVANTAGES

     2.  What are the advantages of the Plan?

     A stockholder or customer who participates in the Plan (a "Participant") will obtain the following advantages:

          (a) Participants may have all or a percentage (50% or any higher even multiple of 10%) of their cash dividends on shares of Common Stock registered in their name and all cash dividends on shares credited to their Plan account automatically reinvested in Common Stock at a discount of 5% from the average market price as more fully explained under Question 12 below.

          (b) Participants may, in addition, invest quarterly in additional shares of Common Stock by making optional cash payments of at least $100 and not exceeding $10,000. The purchase price of the shares purchased with optional cash payments pursuant to the Plan will be 100% of such average market price. Optional cash payments may be made by check, money order or wire transfer.

          (c) Residential customers of CWC, including all members of households served by CWC, residing in Connecticut who do not presently own shares of Common Stock may become Participants by making an initial cash investment of at least $100 to purchase shares under the Plan.

          (d) A Participant will pay no brokerage commissions or service charges in connection with purchases under the Plan.

          (e) A Participant's funds will be fully invested because the Plan permits fractions of shares to be credited to a Participant's account. Dividends on such fractions will be reinvested in additional shares or fractions thereof and such shares credited to a Participant's account.

          (f) Since the Agent that administers the Plan holds and acts as custodian of shares purchased under the Plan, a Participant may also elect to deposit certificates for shares of Common Stock held in his or her name with the Agent. This relieves a Participant of the responsibility for the safekeeping of certificates and protects such Participant against loss, theft or destruction of such certificates.

          (g) Regular statements of account will provide Participants with a record of each transaction to simplify recordkeeping.

          (h) A Participant may choose to establish an Individual Retirement Account ("IRA") and to contribute or roll over amounts to the IRA through a Plan account.

ADMINISTRATION

     3.  Who administers the Plan for Participants?

     The State Street Bank and Trust Company (the "Agent") has been designated by the Company as the agent to administer the Plan as Agent for Participants, to purchase and hold shares of Common Stock acquired through the Plan, to maintain records, to send statements of account to Participants and to perform other duties relating to the Plan.

     Shares purchased for a Participant will be held by or through the Agent until termination of participation in the Plan or until a written request is received from the Participant for withdrawal of all or part of such Participant's shares. Shares purchased under the Plan and held by the Agent will be registered in its name or the name of one of its nominees. The Company may replace the Agent at any time. In the event that the Agent should cease to administer the Plan, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

     All correspondence concerning the Plan should be addressed to the Agent as follows:

         THE STATE STREET BANK AND TRUST COMPANY
         P.O. BOX 8200
         BOSTON, MASSACHUSETTS 02266-8200
         TELEPHONE NO. 1-800-426-5523

ELIGIBILITY

     4.  Who is eligible to participate?

          (a) Stockholders. All holders of record of shares of Common Stock are entitled to participate in the Plan. In order to be eligible to participate, beneficial owners of Common Stock whose shares are registered in names other than their own (e.g., broker or bank nominees) must become stockholders of record by having their shares transferred into their names.

          (b) Customers. All residential customers of CWC are eligible to participate in the Plan, as well as all members of households served by CWC. Water consumers in the franchise territory served by CWC who are not customers, such as renters and condominium owners, may participate in the Plan, except that groups of individuals such as tenant associations are not eligible to participate. All customer Participants must reside in Connecticut. Business customers of CWC are not eligible to participate. Customers who are eligible to participate in the Plan are herein referred to as "Customers".

     A Customer may enroll under the Plan in his or her own name, in the joint name of the Customer and another person, or in his or her name as custodian or trustee for another person, by marking the Dividend Reinvestment and Common Stock Purchase Plan Authorization Form (the "Authorization Form") in the appropriate manner. In certain cases, Customers may also enroll under the Plan in the name of the trustee of an IRA for the benefit of the Customer. (See Question 23).

PARTICIPATION

     5.  How does an eligible stockholder or Customer participate?

     A stockholder of record or Customer of CWC may join the Plan at any time by completing and signing an Authorization Form and returning it to the Agent. Authorization Forms will be provided from time to time to all non-participating stockholders and Customers and may also be obtained at any time by telephone or written request to the Agent or to the Secretary of the Company.

     A Customer need not be a registered holder of Common Stock but, by executing the Authorization Form, agrees to have at least $100 of Common Stock purchased on his or her behalf on the next Investment Date (as defined under Question 6) at a price equal to 100% of the applicable average market price, and must acknowledge that he or she is a Connecticut resident. Each Authorization Form for a Customer who is not a registered stockholder must be accompanied by a check for at least $100.

     A Participant must furnish his or her Federal tax identification number to the Agent when opening a Plan Account, and that tax identification number will not be accepted for more than one Plan Account. Where the Common Stock is registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign the Authorization Form. All joint accounts will be "Joint Tenants" unless otherwise instructed by the Customer. A person returning a signed Authorization Form, and who wishes partial reinvestment, must check the "Partial Automatic Dividend Reinvestment" box and indicate the percentage (50% or any higher even multiple of 10%) of dividends on shares registered in the Participant's name which the Participant wishes to reinvest; otherwise, all dividends or shares registered in the Participant's name will be reinvested. A Participant automatically continues in the Plan unless he or she notifies the Agent in writing that he or she wishes to withdraw. (See Question 28). A Participant who ceases to be a Customer of CWC may continue to participate in the Plan as long as at least one whole share of Common Stock is registered in the Participant's name or held through the Plan. See Question 30 for information concerning termination by the Company of participation by a Participant.

     6.  When may a stockholder or Customer join the Plan?

     If the Authorization Form is received prior to the record date for the next dividend, the Participant will be enrolled as of the next Investment Date (as described below), for the purpose of the reinvestment of dividends and the making of optional cash payments. The record dates for dividends are normally on or around the 1st day of March, June, September and December. The "Investment Date" will normally be on or around the dividend payment date. Dividends are normally paid on the 15th day of March, June, September and December. If such date falls on a Saturday, Sunday or other day on which the New York Stock Exchange is closed, or on which trading is suspended, the dividend payment date and the Investment Date will normally be the preceding trading day.

     If the Authorization Form is received by the Agent after the record date for the next dividend, the Participant's reinvestment of dividends will not start until the second succeeding Investment Date. For example, in order to invest the quarterly dividend expected to be payable on March 15 to stockholders of record on March 1, or to have optional cash payments received with an Authorization Form invested on or around March 15, a Participant's Authorization Form must be received by the Agent no later than March 1. If the Authorization Form is received after March 1, the dividend payable on March 15 will be paid in cash and the Participant's reinvestment of dividends will commence with the next Investment Date (expected to be June 15).

     Optional cash payments may be made when enrolling by enclosing with the Authorization Form a check payable to The State Street Bank and Trust Company. (See Questions 14 and 15). Optional cash payments received by the Agent in any dividend payment month at least 5 business days prior to the Investment Date will be held by the Agent and invested on the Investment Date next succeeding the date of receipt; provided, however, that the Agent will return any such optional cash payments, in whole or in part if the amount remaining with the Agent is at least $100, to the Participant if written or telephone request therefor is received by the Agent no later than 48 hours prior to the next succeeding Investment Date. A Participant desiring to make optional cash purchases on an Investment Date may do so by check or money order made payable, or by wire transfer of funds, to the Agent, for the amount he or she wishes to invest, in an amount not less than $100 for any single investment or more than $10,000 during any calendar quarter. See Questions 13 and 17 for further discussion on how this option works. NO INTEREST WILL BE CREDITED OR PAID ON PAYMENTS RECEIVED OR HELD BY THE AGENT UNDER THE PLAN.

     Initial investments, for Customers who do not already own Common Stock, must be at least $100, in the form of a personal check or money order, and must be included with the completed Authorization Form returned to the Agent.

     7.  What does the Authorization Form provide?

     The Authorization Form permits a Participant, by checking the "Full Dividend Reinvestment" box, to direct the Agent to invest in additional shares of Common Stock all of the cash dividends on the shares registered in his or her own name, as well as all dividends on shares credited to his or her account under the Plan, and to invest optional cash payments (from $100 to $10,000 per quarter), if any, which the Participant chooses to make. Alternatively, if the "Partial Dividend Reinvestment" box on the Authorization Form is checked, a percentage of dividends, indicated by the Participant on the Authorization Form (50%, 60%, 70%, 80% or 90%), on shares registered in the Participant's name will be invested in additional shares of Common Stock, as well as all dividends on shares credited to the Participant's account and optional cash payments (of at least $100 and not exceeding $10,000 per quarter), if any. A Customer must direct the Agent to purchase shares of Common Stock with the minimum initial investment enclosed with the Authorization Form. Customers may also select the full or partial reinvestment option. A stockholder or Customer may not participate in the Plan solely with respect to optional cash payments. At least 50% of dividends on shares registered in the Participant's name and all dividends on shares credited to a Participant's account must be reinvested under the Plan.

     Once a Participant elects reinvestment, cash dividends paid on shares of Common Stock registered in such Participant's name or held in such Participant's account will be reinvested in additional shares of Common Stock. If a Participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to such Participant by check in the usual manner.

     A participant may elect to deposit certificates with the Agent for safekeeping and may elect to reinvest dividends on all or a portion of such shares or to receive dividends in cash. (See Question 19).

     No matter which of the above options is chosen, all shares purchased under the Plan and held in the Plan account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in Common Stock at a price equal to 95% of the applicable five-day average market price.

     8.  May a Participant change the method of participation after enrollment?

     Yes. If a Participant after enrollment wishes to change his or her method of participation, either an additional Authorization Form must be executed and returned to the Agent as specified in Question 5 or the Participant must give the Agent telephone notice of such change as specified in Question 9. Participants who wish to change the percentage of dividends reinvested with respect to shares registered in their names must also either execute and return to the Agent an additional Authorization Form or give the Agent telephone notice of such change. If a Participant changes the percentage of his or her dividends that is to be reinvested with respect to shares registered in his or her name by submitting a later-dated Authorization Form or telephone notice to the Agent, the later-dated Authorization Form or telephone notice must be received prior to the record date for the next dividend in order for the later-dated Authorization Form or telephone notice to take effect as of the next Investment Date. If the later-dated Authorization Form or telephone notice is received after the record date for the next dividend, the percentage of such dividends reinvested on the next Investment Date will be the percentage indicated on the original Authorization Form.

     9.  How may Participants give notice to the Agent by telephone?

     Telephone notice may be given by calling the Agent at 1-800-426-5523. Please be prepared with the Company's name, your Plan account number and your Social Security number.

     10.  Does participation in the Plan involve any risk?

     The risk to stockholders and Customers who participate in the Plan is the same as with any other investment in shares of Common Stock of the Company. It should be recognized that a Participant or Customer who purchases Common Stock under the Plan loses any advantage otherwise available from being able to select the timing of his or her investment. It should also be recognized that, like any investment, the Company cannot assure the Participant or Customer of a profit or protect the Participant or Customer against a loss on the shares purchased under the Plan.

PURCHASES

     11.  How many shares will be purchased for a Participant?

     All shares purchased for Participants under the Plan will be newly-issued shares purchased directly from the Company. The number of shares to be purchased depends on the amount of the Participant's dividend or optional cash payments, or both, and the price of the Common Stock. The Participant's account will be credited with a number of shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price. Thus, the shares purchased for a Participant under the Plan will be held separately from the shares of Common Stock which the Participant purchases (or has previously purchased) outside the Plan and holds in his or her own name. A Participant may not specify the number of shares to be purchased or the price at which shares are to be purchased, or otherwise seek to restrict or control purchases made pursuant to the Plan.

     12. That will be the price of shares of Common Stock purchased under the Plan?

     The price of shares of Common Stock purchased from the Company as of the Investment Date with reinvested dividends will be 95% of the fair market value of the shares as of the Investment Date, which for this purpose will be the average closing price of the Company's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System on the last five trading days ending with, and including, the Investment Date. The price of shares purchased from the Company as of the Investment Date with optional cash payments will be 100% of such five-day average market price. The price of shares purchased from the Company as of the Investment Date with initial cash payments from Customers will be 100% of such average market price. Shares acquired from the Company will be purchased for Participants' accounts as of the close of business on the relevant Investment Date. Dividend and voting rights will normally commence on the Investment Date.

OPTIONAL CASH PAYMENTS AND INITIAL INVESTMENTS

     13.  How do optional cash payments work?

     On each Investment Date in a dividend payment month, the Agent will invest in additional shares of Common Stock optional cash payments, if any, received from the Participant at least 5 business days prior to such Investment Date, provided the Agent has not received a written request from the Participant at least 48 hours prior to such Investment Date to return all or any portion of such optional cash payment. Each optional cash payment must be at least $100 and optional cash payments may not exceed $10,000 in any quarter. Provisions applicable to foreign Participants are set forth under Question 36.

     The Company reserves the right to limit the number of shares of Common Stock to be purchased through optional cash purchases and initial investments to 50,000 shares per year. All payments accompanying requests to purchase Common Stock received through the close of business on the date the 50,000 annual share limit is reached will be honored. All payments received after that time will be returned. The Company reserves the right, in its sole discretion, to waive the annual share limit and/or to reduce or increase such annual share limit.

     The Agent will also invest in additional shares of Common Stock, as of each Investment Date in a dividend payment month, all cash dividends on shares credited to a Participant's account and all (or, if partial reinvestment is specified, a percentage equal to 50% or any higher even multiple of 10%) of the cash dividends on shares of Common Stock held by such Participant.

     14.  How are optional cash payments and initial investments made?

     More than one optional cash payment may be made in each quarter, but the aggregate of such payments may not be more than $10,000 in any calendar quarter. Any amount in excess of $10,000 will be returned to the Participant. For purposes of this limitation, all Plan accounts under common control or management will be aggregated and deemed to be one account. The Agent will purchase as many whole shares and fractional shares (computed to three decimal places) of Common Stock as can be purchased with the amount submitted.

     An optional cash payment may be made by a Participant and an initial investment may be made by a Customer when enrolling by enclosing a check payable to The State Street Bank and Trust Company with the Authorization Form. Thereafter, this type of investment may be made only through the use of cash payment forms which are attached to those statements of account sent to Participants periodically by the Agent. The same amount of money need not be invested each time and there is no obligation to make any optional cash payments. However, each optional cash payment must be at least $100.

     15. When will optional cash payments and initial investments received by the Agent be invested?

     Optional cash payments received from Participants AT LEAST 5 BUSINESS DAYS PRIOR TO THE NEXT INVESTMENT DATE will be invested as of the next Investment Date. (See Question 6). Initial investments received from Customers at least 5 business days prior to the next Investment Date will be invested as of the next Investment Date.

     Optional cash payments received from Participants, and initial investments received from Customers, within 4 business days prior to the Investment Date will be held by the Agent and will be invested on the Investment Date in a dividend paying month next succeeding the date of receipt of such optional cash payments by the Agent. NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON OPTIONAL CASH PAYMENTS OR INITIAL INVESTMENTS.

     If a Participant or a Customer submits funds to purchase stock and then wishes to have it returned rather than invested, the Agent will not be obligated to return such funds unless a written request that they be returned is received at least 48 hours prior to the next Investment Date.

     16. Will shares acquired through optional cash payments and initial investments be subject to automatic dividend reinvestment?

     Yes. All dividends paid on shares acquired through optional cash payments and initial investments, so long as the shares are held in the Participant's Plan account, will be automatically reinvested in shares of Common Stock. If certificates for shares acquired through optional cash payments or initial investment by Customers are issued to the Participant, the dividends paid on such shares will continue to be reinvested unless the Participant elects to have them paid in cash by submitting a new Authorization Form to the Agent.

     17.  How can optional cash payments be made?

          (a) Check or Money Order. Optional cash payments and initial investments may be made by personal check or money order payable in U.S. dollars to the Agent. Checks must be drawn against U.S. banks. Optional cash payments must be mailed to the Agent at the address set forth in Question 3 together with the cash payment form attached to a Participant's statement of account. CASH PAYMENTS FORWARDED TO ANY OTHER ADDRESS DO NOT CONSTITUTE VALID DELIVERY. Additional cash payment forms are available upon request from the Agent.

          In the event that any check is returned unpaid for any reason, the Agent will consider the request for investment of such funds void and without effect and will immediately remove from the Participant's account any shares purchased upon the prior credit of such funds. The Agent may then sell such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Agent will be entitled to sell additional shares from the Participant's account to satisfy the uncollected balance.

          (b) Wire Transfers. Optional cash purchases may also be made by wire transfer to the Agent. Wire transfers must include the name of the Plan, the name in which the Plan account is registered and the Participant's Plan account number. Participants making wire transfer purchases may be charged fees by the commercial bank initiating the transfer. PARTICIPANTS MUST CONTACT THE AGENT AT 1-800-426-5523 TO OBTAIN PROPER WIRE TRANSFER INSTRUCTIONS.

     18. Are there any expenses to Participants in connection with purchases under the Plan?

     There are no brokerage fees when shares are purchased under the Plan. Additionally, all costs of administration of the Plan are to be paid by the Company. However, if a Participant requests that the Agent sell any of the shares credited to such Participant's account under the Plan, the Participant will pay a brokerage commission and any transfer tax or other fees or charges. See Questions 26 and 27 regarding fees assessed for sales of Common Stock; Question 17 regarding fees assessed if the Participant makes optional cash purchases by wire transfer; and Question 23 regarding fees which may be assessed for maintaining an IRA account under the Plan.

SAFEKEEPING

     19. How can Participants deposit stock certificates with the Agent for safekeeping?

     Participants who wish to avail themselves of the safekeeping feature of the Plan should mail their certificates to State Street Bank and Trust Company, P.O. Box 8200, Boston, Massachusetts 02266-8200. Certificates should be sent by registered or certified mail, return receipt requested, accompanied by a completed Authorization Form specifying that (i) the shares are furnished for safekeeping, and (ii) dividends on all or a portion of such shares are to be either reinvested pursuant to the Plan or paid in cash. The Agent will confirm the receipt of any certificates which are delivered for safekeeping. Shares deposited for safekeeping must remain in a Participant's account for 60 days before they can be sold.

REPORTS TO PARTICIPANTS

     20.  What kind of reports will be sent to Participants in the Plan?

     Each Participant will be sent quarterly a statement of his or her account showing dollars invested, shares purchased, the purchase price, the number of shares purchased, deposited for safekeeping, sold, transferred, or withdrawn and total shares held for him or her in the Plan. All year-to-date transactions in the account will be included. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained permanently for Federal income tax purposes. The Agent will also send each Participant a confirmation promptly after enrollment and the purchase of shares with an accompanying initial investment or optional cash purchase. In addition, each Participant will receive the most recent prospectus or supplement relating to the Plan and copies of the same communications sent to every other holder of the Company's

Common Stock, including the Company's interim reports, annual report, notice of annual meeting and proxy statement, and Federal income tax information for reporting dividends paid and dividends reinvested.

     A stockholder account will be opened by the Agent for Customers who become new stockholders as a result of their purchase of Common Stock under the Plan. The account will be opened in accordance with the Customer's instructions on the Authorization Form.

DIVIDENDS

     21.  Will Participants earn dividends on fractional shares?

     Yes. Dividends will be earned on full shares and any fraction of a share credited to a Participant's account.

     22. Will dividends be paid on Common Stock if the Investment Date coincides with a dividend payment date?

     No. Normal dividend payment dates are the 15th day of March, June, September and December. To receive the dividend, a person must be a stockholder of record on the record date for a dividend as set by the Board of Directors (normally on or around the 1st day of March, June, September and December) so as to allow a sufficient time for the Company to process dividend payments. Although the Investment Date will normally be on or around the dividend payment date, if the Investment Date and dividend payment date were the same, the Customer would not be entitled to any dividend payment with respect to the Common Stock purchased on the Investment Date.

IRA ACCOUNTS

     23.  Is a Participant permitted to establish an IRA?

     The Plan allows individual Participants to use the Plan to establish an IRA and to make contributions to the IRA or to roll over an existing IRA or other qualified plan distribution. Individuals may open an IRA by completing and signing an IRA Enrollment Form and returning it to the Agent with an initial contribution. There is a minimum initial investment for an IRA Plan account of $250. For the purpose of rolling over an existing IRA or a qualified plan distribution into the Plan, the maximum quarterly investment does not apply. IRA Enrollment Forms are available upon request from the Agent.

     An annual administrative fee of up to $35 will be charged for maintaining the IRA account. If not paid separately by the Participant, such fee will be deducted from the initial investment when the IRA Enrollment Form is received by the Agent. Thereafter, if not paid separately by the Participant, any annual fee will be deducted from the Participant's IRA Plan account at the beginning of each year by cashing out any shares or fractions of shares necessary to cover the amount of the fee.

CERTIFICATES FOR SHARES

     24.  Will certificates be issued for shares of Common Stock purchased?

     Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an account under the Plan and the number of shares deposited by a Participant with the Agent for safekeeping will be shown on the Participant's statement of account. This service protects against loss, theft or destruction of share certificates.

     Upon written or telephone request of a Participant to the Agent, certificates representing any number of whole shares credited to his or her account under the Plan will be issued to him or her, even though such Participant wishes to remain in the Plan. Withdrawal of shares in certificate form in no way affects dividend investment. A new certificate will be mailed to a Participant promptly after receipt of the request by the Agent. In such event, any remaining full shares for which certificates are not requested and any fractional shares will continue to be credited to the Participant's account under the Plan.

     Certificates for fractional shares will not be issued under any circumstances.

     25.  In whose name will certificates be registered when issued?

     Accounts under the Plan are maintained in the names in which certificates for shares of Common Stock of Participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

     26.  May a Participant sell shares in his or her Plan account?

     Participants may request the Agent to sell any number of whole shares held in their Plan accounts by giving written or telephone instructions to the Agent. The Agent will make the sale as promptly as practicable, and in no event later than ten business days following receipt of the request. The Participant will receive the proceeds, less applicable brokerage fees or commissions and transfer tax, if any. Participants will also be charged an administrative fee of $2.50 per transaction when selling shares. Proceeds of shares sold through the Plan will be paid to the Participant by check. No check will be mailed prior to settlement, which typically occurs five business days after the sale of shares.

     No Participant shall have the authority or power to direct the date or price at which Common Stock may be sold. Requests must indicate the number of shares to be sold and not the dollar amount to be attained. Any request that does not clearly indicate the number of shares to be sold will be returned to the Participant with no action taken. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. (See "Withdrawal" below).

WITHDRAWAL

     27.  How does a Participant withdraw from the Plan?

     In order to withdraw from the Plan, a Participant must notify the Agent in writing or by telephone that he or she wishes to withdraw. When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant's account under the Plan will be issued and cash will be remitted for any fractional share. If, upon withdrawal from the Plan, the Participant desires to sell all shares credited to his or her account under the Plan, such desire must be specified in his or her request to the Agent for withdrawal. If the Participant requests such sale, the sale will be made by the Agent at the market price at the time of sale, within ten trading days after receipt of the request. The Participant will receive the proceeds of the sale less any related brokerage commission and any transfer tax or other fees or charges. (See Question 26).

     28.  When may a Participant withdraw from the Plan?

     A Participant may cancel and will be deemed to have canceled his or her reinvestment of dividends as of an Investment Date if written or telephone notice of withdrawal from the Plan is received by the Agent prior to the record date preceding such Investment Date. Dividends payable on or around such Investment Date and all subsequent dividends will be paid in cash to the stockholder unless he or she re-enrolls in the Plan pursuant to the procedures outlined in Questions 5 and 6. Optional cash payments not yet invested will be refunded upon receipt of the written or telephone notice of withdrawal. A Participant who withdraws from the Plan may not join again for 12 months unless the Company consents.

     If notice of withdrawal is received by the Agent after a record date and at least 48 hours prior to the next Investment Date, any optional cash payments received prior to receipt of such request will be returned to the Participant and/or any dividends paid will be invested for the Participant's account on the next succeeding Investment Date. If such written notice of withdrawal is received by the Agent after a record date but less than 48 hours prior to the next Investment Date, any optional cash payments received prior to receipt of such request and/or any dividends paid will be invested for the Participant's account on the next succeeding Investment Date. The next dividend and all subsequent dividends will be paid to such stockholder in cash unless he or she re-enrolls in the Plan pursuant to the procedures outlined in Questions 5 and 6.

     29. May a Participant discontinue dividend reinvestment on shares held outside the Plan without withdrawing from the Plan?

     Yes, a Participant who wishes to discontinue the automatic reinvestment of the dividends on the shares held outside the Plan may do so, without withdrawing from the Plan, by filing a new Authorization Form or by changing his or her method of participation by telephone. (See Question 9). However, the dividends on the shares held in the Plan account will continue to be reinvested.

     30.  May the Company terminate participation by a Plan Participant?

     If a Participant does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated. The Company may also terminate any Participant's participation in the Plan after written notice in advance mailed to such Participant at the address appearing on the Agent's records. Participants whose participation in the Plan has been terminated will receive certificates for whole shares held in their accounts and a check for the cash value of any fractional shares held in their Plan accounts. The value of fractional shares will be based upon the market price of the Common Stock at the time payment is made.

     31. What happens when a Participant sells or transfers some or all of the shares registered in his or her name?

     If a Participant disposes of some or all shares of the Company's Common Stock registered in his or her name, that transfer will not affect participation in the Plan. The Agent will continue to reinvest the dividends on the shares credited to the Participant's account under the Plan until notified by such Participant that he or she wishes to withdraw from the Plan. However, if less than one whole share is held in the Plan account, the Participant will receive a cash payment for the fractional share, and the Plan account will be closed.

OTHER INFORMATION

     32. If the Company has a rights offering, how will a Participant's entitlement be computed?

     A Participant's entitlement in a rights offering will be based upon his or her total holdings -- just as his or her dividend is computed each quarter. Rights on shares of stock registered in the name of a Participant, as well as on whole shares credited to the Participant's account under the Plan, will be mailed directly to the Participant in the same manner as to holders of stock not participating in the Plan. Any rights based on a fraction of a share held in a Participant's account will be sold by the Agent, if transferable, and the net proceeds will be invested in the same manner as an optional cash payment as of the next Investment Date.

     33. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to such Participant in the same manner as to stockholders who are not participating in the Plan.

     34.  How will a Participant's shares be voted in meetings of stockholders?

     Proxy materials will be sent to Participants in connection with any annual or special meeting of stockholders. Any shares held in a Participant's account will be voted by the Agent in accordance with the Participant's direction. In the event that the Participant does not direct the Agent, the Agent will vote or not vote shares held in a Participant's account as it deems proper. The total number of shares held in a Participant's account may also be voted in person at the meeting.

     35. What are the Federal income tax consequences of participation in the Plan?

     Under Federal tax law, reinvested cash dividends will be taxed as ordinary income to the extent that cash would have been ordinary income to such Participant. Reinvestment of dividends does not relieve a Participant of any income tax which may be payable on such dividends. A Participant reinvesting dividends, in light of the fact that the shares purchased pursuant to the Plan will be purchased at 95% of their fair market value, will be treated for Federal income tax purposes as having received, on the Investment Date, a dividend equal to the then full fair market value of the shares purchased with such reinvested dividends, even though that amount is not actually received in cash, but instead, is applied to the purchase of additional shares for his or her account. The fair market value will be the average of the closing price of such Common Stock on the Investment Date as reported by NASDAQ. (See Question 11).

     The cost basis for Federal income tax purposes of any shares acquired with reinvested dividends or which are purchased with an initial investment or optional cash payments will be determined by reference to the fair market value of such shares as of the applicable Investment Date.

     A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan. However, a Participant who, upon withdrawal, receives the proceeds from the sale of a fractional share credited to his or her account may realize a gain or loss with respect to such fraction. Gain or loss may also be realized by the Participant when whole shares are sold, either pursuant to the Participant's request (see Question 26) or upon withdrawal from the Plan (see Question 27) or by the Participant himself or herself after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for whole and fractional shares and such Participant's tax basis therefor. If such a sale is made within one year of acquisition, any gain (or loss) will be taxed as short-term capital gain (or loss). If the sale is made after one year, the gain (or loss) will be taxed as a long-term capital gain (or loss). The holding period for shares acquired pursuant to the Plan will begin on the day following the purchase of such shares. Federal law requires the Company to notify the Internal Revenue Service of all sales of stock made under the Plan during the year. If a Participant sells any shares purchased under the Plan, he or she will be sent a form 1099B for each sale pursuant to Federal income tax regulations. In the case of Participants (including foreign stockholders) who elect to have their dividends reinvested and whose dividends are subject to United States income tax or backup withholding, an amount equal to the dividends payable to such Participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan. The filing of any documentation required to obtain a reduction in United States withholding tax will be the responsibility of the Participant.

     The Company believes the foregoing is an accurate summary of the Federal tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan. THEREFORE, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE AND LOCAL TAX CONSEQUENCES RESULTING FROM PARTICIPATION IN THE PLAN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED PURSUANT TO THE PLAN. If you do not reside in the United States, your income tax consequences will vary from jurisdiction to jurisdiction. In addition, the foregoing rules may not be applicable to certain Participants in the Plan, such as tax-exempt entities (e.g., pension funds and IRAs).

     36. What provision is made for foreign stockholders whose dividends are subject to income tax withholding?

     In the case of those foreign holders of shares of the Company's Common Stock whose dividends are subject to United States income tax withholding, the Agent will invest in such Common Stock an amount equal to the dividends to be reinvested less the amount of tax required to be withheld. The statements confirming purchases made for such foreign Participants will indicate the gross amount of dividends received and the net amount invested.

     Optional cash payments received from foreign Participants must be in United States dollars and will be invested in the same manner as payments from the other Participants.

     37. What is the responsibility of the Company and the Agent under the Plan?

     The Company and the Agent in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising out of failure to terminate a Participant's account upon such Participant's death, or with respect to the prices at which shares are purchased for the Participant's account and the times when such purchases are made, or with respect to any fluctuation in the market value before or after purchase or sale of shares, or with respect to the tax treatment of dividends reinvested under the Plan. The Agent reserves the right to resign at any time upon sixty days' notice to the Company in writing.

     The Participant should recognize that the Company cannot assure him or her of a profit or protect him or her against a loss on the shares purchased under the Plan.

     38.  May the Plan be changed or discontinued?

     Notwithstanding any other provision of the Plan, the Board of Directors of the Company may modify, amend, supersede, suspend or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. The Board of Directors may increase the number of shares which may be issued by the Company under the Plan, but may not increase the number of authorized shares of the Common Stock without stockholder approval. Notice of any material amendment or modification, or any superseding, suspension or termination of the Plan, will be mailed to all Participants. No such event will affect any shares then credited to a Participant's account. Upon any whole or partial termination of the Plan, certificates for whole shares credited to a Participant's account under the Plan will be issued to the Participant and a cash payment will be made for any fraction of a share.

     39.  Who interprets and regulates the Plan?

     The Company reserves the sole right, in its sole discretion, to interpret and regulate the Plan.

     40. May shares held in a Participant's Plan account be pledged or assigned?

     Shares credited to a Participant's Plan account may not be pledged or assigned, and any such purported pledge or assignment will be void. If a Participant wishes to pledge or assign such shares, a certificate for them must first be issued in his or her name.

     41. How may stockholders and Customers obtain answers to other questions regarding the Plan?

     Any additional questions should be addressed to:

              The State Street Bank and Trust Company
              P.O. Box 8200
              Boston, Massachusetts 02266-8200

              Telephone No. 1-800-426-5523

                        or

              Vincent F. Susco, Jr.
              Corporate Secretary
              Connecticut Water Service, Inc.
              93 West Main Street
              Clinton, Connecticut 06413
              Telephone No. (203) 669-8630, Extension 330.

                                USE OF PROCEEDS

     The Company does not know either the number of shares that will ultimately be purchased under the Plan or the prices at which shares will be sold. The proceeds from the sale of the additional shares of Common Stock will be added to the general funds of the Company and will be used for the construction program of CWC and for general corporate purposes.

                                 LEGAL OPINION

     The legality of issuance of the Common Stock offered hereby was passed upon for the Company by Day, Berry & Howard, CityPlace I, Hartford, Connecticut 06103.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee..............................  $ 7,000.00
Printing and Engraving Expenses*.................................................    3,000.00
Accountant's Fees and Expenses*..................................................    2,000.00
Legal Fees and Expenses*.........................................................   50,000.00
Agent Fees*......................................................................        0.00
Blue Sky Fees and Expenses*......................................................    2,500.00
Miscellaneous*...................................................................      500.00
                                                                                   ----------
          Total..................................................................  $65,000.00
                                                                                   ----------
                                                                                   ----------

- - ---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Incorporated by reference to Item 15 of Part II of the Company's Registration Statement on Form S-2, Registration Statement No. 33-36794.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                     DESCRIPTION
- - -------    ---------------------------------------------------------------------------
  1.1*     Form of Dividend Reinvestment and Common Stock Purchase Plan (to be filed by amendment).
  1.2*     Proposed letter to Plan participants describing changes in Plan (to be filed by amendment).
  1.3*     Proposed letter to Customers of Connecticut Water Company describing Plan
           (to be filed by amendment).
  1.4*     Brochure for Customers describing Plan (to be filed by amendment).
  3.1      Certificate of Incorporation of Connecticut Water Service, Inc. amended and restated September 15, 1988. (Incorporated by reference to Exhibit 3.1 to
           Form 10-K for year ended December 31, 1989).
  3.2      Certificate Amending Certificate of Incorporation of Connecticut Water
           Service, Inc. creating $25 par value Preferred Stock dated September 5,
           1989. (Incorporated by reference to Exhibit 3.1a to Form 10-K for year ended December 31, 1989).
  3.3      Certificate Amending Certificate of Incorporation of Connecticut Water
           Service, Inc. dated April 23, 1990 (Incorporated by reference to Exhibit
           3.5 to Registration Statement No. 33-36794).
  3.4      By-Laws, as amended, of Connecticut Water Service, Inc. dated April 24,
           1988. (Incorporated by reference to Exhibit 3.2 to Form 10-K for year ended
           December 31, 1989).
   5*      Opinion of Day, Berry & Howard as to legality of Common Stock registered hereunder, including consent of said counsel (to be filed by amendment).
 23.1*     Consent of Arthur Andersen & Co.
 23.2      Consent of Messrs. Day, Berry & Howard (see Exhibit 5).
 24*       Power of Attorney (see page II-3).

ITEM 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding or the making of a claim to, or payment by, an insurer under any applicable indemnification policy) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CONNECTICUT WATER SERVICE, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND THAT IT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WESTBROOK AND STATE OF CONNECTICUT, ON THE 22ND DAY OF APRIL, 1994.

                                          CONNECTICUT WATER SERVICE, INC.

                                          By:     /s/ MARSHALL T. CHIARALUCE
                                          --------------------------------------
                                                 (MARSHALL T. CHIARALUCE)
                                                   PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

     The Company and each person whose signature appears below hereby constitutes Marshall T. Chiaraluce, Bertram L. Lenz, Vincent F. Susco, Jr. and Michael F. Halloran, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name, in the capacities indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments to said Registration Statement.

                  SIGNATURE                                 TITLE                    DATE
- - -----------------------------------------------------------------------------------------------
         /s/ MARSHALL T. CHIARALUCE                Director and President        April 22, 1994
- - ---------------------------------------------    and Chief Executive Officer
           MARSHALL T. CHIARALUCE
        (PRINCIPAL EXECUTIVE OFFICER)

              /s/ BERTRAM LENZ                        Director and Vice          April 22, 1994
- - ---------------------------------------------       President -- Finance
                BERTRAM LENZ
          (PRINCIPAL FINANCIAL AND
             ACCOUNTING OFFICER)

          /s/ WILLIAM F. GUILLAUME                    Director and Vice          April 22, 1994
- - ---------------------------------------------       President -- Planning
            WILLIAM F. GUILLAUME

          /s/ FRANCIS E. BAKER, JR.                       Director               April 22, 1994
- - ---------------------------------------------
            FRANCIS E. BAKER, JR.

          /s/ HAROLD E. BIGLER, JR.                       Director               April 22, 1994
- - ---------------------------------------------
            HAROLD E. BIGLER, JR.

           /s/ WILLIAM F. EMSWILER                        Director               April 22, 1994
- - ---------------------------------------------
             WILLIAM F. EMSWILER

           /s/ ASTRID T. HANZALEK                         Director               April 22, 1994
- - ---------------------------------------------
             ASTRID T. HANZALEK

                  SIGNATURE                                 TITLE                    DATE
- - -----------------------------------------------------------------------------------------------
            /s/ FREDERICK E. HENNICK                      Director               April 22, 1994
- - ---------------------------------------------
                FREDERICK E. HENNICK

                /s/ MARCIA L. HINCKS                      Director               April 22, 1994
- - ---------------------------------------------
                    MARCIA L. HINCKS

         /s/ WILLIAM C. LICHTENFELS                       Director               April 22, 1994
- - ---------------------------------------------
             WILLIAM C. LICHTENFELS
                                                          Director               April 22, 1994
- - ---------------------------------------------
               HARVEY G. MOGER

             /s/ ROBERT F. NEAL                           Director               April 22, 1994
- - ---------------------------------------------
                 ROBERT F. NEAL

            /s/ WARREN C. PACKARD                         Director               April 22, 1994
- - ---------------------------------------------
                WARREN C. PACKARD
                                                          Director               April 22, 1994
- - ---------------------------------------------
            RUDOLPH E. LUGINBUHL

            /s/ DONALD B. WILBUR                          Director               April 22, 1994
- - ---------------------------------------------
                DONALD B. WILBUR

                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                                    DESCRIPTION                                      PAGE
- - -------    -------------------------------------------------------------------------   ------------
  1.1*     Form of Dividend Reinvestment and Common Stock Purchase Plan (to be filed by amendment).
  1.2*     Proposed letter to Plan participants describing changes in Plan (to be filed by amendment).
  1.3*     Proposed letter to Customers of Connecticut Water Company describing Plan
           (to be filed by amendment).
  1.4*     Brochure for Customers describing Plan (to be filed by amendment).
  3.1      Certificate of Incorporation of Connecticut Water Service, Inc. amended and restated September 15, 1988. (Incorporated by reference to Exhibit
           3.1 to Form 10-K for year ended December 31, 1989).
  3.2      Certificate Amending Certificate of Incorporation of Connecticut Water
           Service, Inc. creating $25 par value Preferred Stock dated September 5,
           1989. (Incorporated by reference to Exhibit 3.1a to Form 10-K for year ended December 31, 1989).
  3.3      Certificate Amending Certificate of Incorporation of Connecticut Water
           Service, Inc. dated April 23, 1990 (Incorporated by reference to Exhibit
           3.5 to Registration Statement No. 33-36794).
  3.4      By-Laws, as amended, of Connecticut Water Service, Inc. dated April 24,
           1988. (Incorporated by reference to Exhibit 3.2 to Form 10-K for year ended December 31, 1989).
   5*      Opinion of Day, Berry & Howard as to legality of Common Stock registered hereunder, including consent of said counsel (to be filed by amendment).
 23.1*     Consent of Arthur Andersen & Co.
 23.2      Consent of Messrs. Day, Berry & Howard (see Exhibit 5).
 24*       Power of Attorney (see page II-3).